December 1, 2018

MagneGas Applied Technology Solutions, Inc.

c/o Board of Directors

11885 44th Street North

Clearwater, FL 33762

Re: Notice of Resignation of Executive Position

Dear Board of Directors,

I hereby voluntarily resign my position as corporate Secretary of MagneGas Applied Technology Solutions, Inc., a Delaware corporation (the “Company”) effective December 1, 2018. My resignation is not the result of any disagreement with the policies, practices or procedures of the Company.

By:	/s/Scott Mahoney
Name:	Scott Mahoney